Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund, Fidelity Advisor Overseas Fund, and Fidelity Advisor Value Leaders Fund of our reports dated December 13, 2005, and Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Global Equity Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Korea Fund, and Fidelity Advisor Latin America Fund of our reports dated December 19, 2005 on the financial statements and financial highlights included in the October 31, 2005 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 29, 2005